Exhibit 23(j)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the references to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A.
/s/ PricewaterhouseCoopers LLP
New York, New York
April 23, 2009